UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2005, the Company's Board of Directors nominated and elected, in accordance with the terms set forth in its Nominating Committee charter, William H. Hanna to serve as a Class I director for a term expiring at the May 2005 annual meeting.  Mr. Hanna is not an officer or employee of the Company, and he is an "independent director", as that term is defined in SEC and Nasdaq rules.  Mr. Hanna's functions will include but will not be limited to service on the Executive Compensation Committee and Employee Stock Option Committee.  Mr. Hanna will fill the remaining term of a recently retired director.  Mr. Hanna has been President of Hanna Oil and Gas Company, an exploration and production company with operations in Arkansas, Oklahoma, Texas and Alberta, Canada since 2000.   He has worked in the oil and gas industry since 1983.   Mr. Hanna is also a director of First National Bank of Fort Smith, Arkansas and serves on the boards of several community and civic organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date: January 28, 2005	/s/ ROBERT M. POWELL
Robert M. Powell
Chairman and Chief Executive Officer

Date: January 28, 2005	/s/ JERRY D. ORLER
Jerry D. Orler
President

Date: January 28, 2005	/s/ CLIFTON R. BECKHAM
Clifton R. Beckham
Sr. Vice President - Finance, Chief
Financial Officer and Secretary